UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2015

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 23, 2015, Bio-Reference Laboratories, Inc. (the “Company”) and Mr. Howard Dubinett, the Company’s Executive Vice President and Chief Operating Officer, entered into a First Extension of Employment Agreement (the “Amendment”) to Mr. Dubinett’s Employment Agreement, which was originally dated February 1, 2012 (the “Original Employment Agreement”). The Amendment, which is retroactive and effective as of January 29, 2015, extends the term of Mr. Dubinett’s employment with the Company from January 31, 2015 to January 31, 2017. Except for this amendment, the remaining terms of the Original Employment Agreement remain in full force and effect.

This summary description is qualified in its entirety by reference to the Amendment, which is filed as 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

10.1                        First Extension Of Employment Agreement dated as of April 23, 2015 by and between Bio-Reference Laboratories, Inc. and Mr. Howard Dubinett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman
Name: Marc D. Grodman, MD
Title: Chairman of the Board, President and
Chief Executive Officer

Exhibit Index

10.1                        First Extension Of Employment Agreement dated as of April 23, 2015 by and between Bio-Reference Laboratories, Inc. and Mr. Howard Dubinett.